Exhibit 21.1

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                                         SUBSIDIARIES OF THE REGISTRANT
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                                                      Jurisdiction of
                     Entity                            Organization           Name Under Which Subsidiary Does Business
--------------------------------------------------- ------------------- ----------------------------------------------------
Alaska United Fiber System Partnership                    Alaska        Alaska United Fiber System Partnership, Alaska
                                                                        United Fiber System, Alaska United

Fiber Hold Co., Inc.                                      Alaska        Fiber Hold Co., Inc., Fiber Hold Company

GCI Communication Corp.                                   Alaska        GCI, GCC, GCICC, GCI Communication Corp.

GCI, Inc.                                                 Alaska        GCI, GCI, Inc.

GCI Cable, Inc.                                           Alaska        GCI Cable, GCI Cable, Inc.

GCI Fiber Co., Inc.                                       Alaska        GCI Fiber Co., Inc., GCI Fiber Company

GCI Holdings, Inc.                                        Alaska        GCI Holdings, Inc.

GCI Satellite Co., Inc.                                   Alaska        GCI Satellite Co., Inc., GCI Satellite Company

GCI Transport Co., Inc.                                   Alaska        GCI Transport Co., Inc., GCI Transport Company

Potter View Development Co., Inc.                         Alaska        Potter View Development Co., Inc.

GCI Cablesystems of Alaska, Inc.                          Alaska        GCI Cablesystems of Alaska, Inc., Rogers Cable

GCI American Cablesystems, Inc.                           Delaware      GCI American Cablesystems, Inc.

GCI Fiber Communication, Co., Inc.                        Alaska        GCI Fiber Communication, Co., Inc., GFCC,  Kanas

WOK 1, Inc.                                               Alaska        WOK 1

WOK 2, Inc.                                               Alaska        WOK 2
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